FORM OF SUBSCRIPTION AGREEMENT





                             SUBSCRIPTION AGREEMENT

Gentlemen:

I/We hereby subscribe to ____________ shares of common stock, $.001 par value per share, of iGoHealthy.com, Inc., a Colorado corporation (the "Company"), at $.25 per share. Such shares are being issued pursuant to a registration of iGoHealthy.com, Inc. common stock in accordance with the terms of a Prospectus filed with the Securities and Exchange Commission which was declared effective on the ___ day of ___________________, 2001. I/We hereby subscribe in the amount of:

         US$_________________ ($5,000 minimum)

Method of Payment

Please check one of the following:

         [ ] I/We am/are tendering cash in United States in the above amount.

         [ ] I/We am/are tendering a check, bank draft or postal express money order payable in United States dollars to "iGoHealthy.com, Inc." in the above amount.

         [ ] I/We confirm that I/we have instructed my/our bank to pay, by wire transfer to "iGoHealthy.com, Inc.", the above amount to:

                             Bank: Bank of New York
                                        ABA No.:     021-000-018
                     For credit to: BNF Correspondent Corp.
                                    Account No.:     89-001-869-6-8
                          For further credit to:     iGoHealthy.com, Inc.
                                    Account No.:     A9-13490-1-51

By execution and delivery of this Subscription Agreement, I/we hereby represent and warrant as follows:

1. I/We have received and read the Prospectus of iGoHealthy.com dated ___ day of _________, 20__

2.   The Shares are being acquired for investment purposes.

3. I/We acknowledge that payments with respect to subscriptions and redemptions will be made in United States dollars and that adverse fluctuations in exchange rates could reduce the return to me/us upon the redemption of Shares.

4. I/We acknowledge that the Officers and Directors of the Company have reserved the right to reject this application, in whole or in part, and need not give a reason for such rejection.

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5.      I/We  acknowledge  that the  Company  has made  available  to me/us  all documents pertaining to the transactions described in the Prospectus and has given me/us an opportunity to verify any information contained in the Prospectus and such documents.

6. I/We acknowledge that the Shares are a speculative investment which involves a high degree of risk and have read and considered carefully the information contained in the Prospectus. I/We am/are aware that the loss of my/our investment is a possibility. I/We represent and warrant that I/we have such knowledge and experience in financial, investment and business matters that I/we am/are capable of evaluating the merits and risks associated with an investment in Shares of the Company.

7. I/We acknowledge that Shares will not be issued and distributed until after the Company's registration statement is declared effective by the SEC. I/we agree to accept that number of Shares, which shall be issued by the Company for the subscription amount which I/we have tendered, in accordance with the terms of the aforementioned Prospectus, and to have such Shares registered exactly as provided below:

        Name  in   which   Shares   should   be   registered    and   issued:
        ____________________________

I/We  have   executed   this   Subscription   Agreement   on  the  ____  day  of
_________________, 20__, in ________________________________________.
                            (Please indicate city, state and country)


 Signature(s) of Applicant(s)        Name (title, if necessary) and Address of
                                     Applicant(s)

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 Notes:

(a)  In the event of joint registration, all applicants must sign.
(b) In the event of registration of Shares in the name of a trust, partnership or corporation, please provide the full name of the entity and the official title of the person executing this Agreement on behalf of such trust, partnership or corporation.

                                       SUSBSCRIBER'S AGENT

                                        Name :
                                                  ------------------------------

                                        Address :
                                                  ------------------------------




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